Exhibit 5.5

THOMPSON & KNIGHT LLP

AUSTIN
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April 14, 2006

LifeCare Holdings, Inc.

55660 Tennyson Parkway

Plano, Texas 75024

Attn: Jill L. Force

Re:	Registration under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of the 9 1/4% Senior Subordinated Notes due 2013 of LifeCare Holdings, Inc. to be issued in exchange for the Company’s outstanding unregistered 9 1/4% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

We have acted as special Texas counsel in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $150,000,000 aggregate principal amount of the 9 1/4% Senior Subordinated Notes due 2013 (the “Exchange Notes”) of LifeCare Holdings, Inc. (the “Company”) to be issued in exchange for the Company’s outstanding unregistered 9 1/4% Senior Subordinated Notes due 2013 pursuant to (a) the Indenture dated as August 11, 2005 between Rainier Acquisition Corp., a Delaware Corporation and U.S. Bank National Association, a New York banking corporation, as trustee (the “Trustee”) and (b) the Supplemental Indenture dated August 11, 2005 (the “Supplemental Indenture”) among the Company, LifeCare Hospitals of Fort Worth, LP, LifeCare Hospitals of North Texas, LP, San Antonio Specialty Hospital, Ltd. (the “Texas Subsidiary Guarantors”), and the Company’s other subsidiaries listed on the signature pages of the Supplemental Indenture and the Trustee.

We have examined the information set forth in the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Texas Subsidiary Guarantors with the Securities and Exchange Commission relating to the registration and have examined such limited partnership records, certificates, and other documents, and conducted all legal and factual inquiries, as we have considered necessary or appropriate for the purposes of this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that the forms of the documents described above that will be executed and delivered will be the same forms as have been furnished to us and which are the basis of the opinions provided herein.

Based on that examination, it is our opinion that:

1. Each of the Texas Subsidiary Guarantors has duly authorized, executed, and delivered the Supplemental Indenture.

2. Each guaranty of the Exchange Notes by each of the Texas Subsidiary Guarantors (the “Guarantees”) has been duly authorized by such Texas Subsidiary Guarantor.

3. The execution, delivery, and performance by each of the Texas Subsidiary Guarantors of the Supplemental Indenture and the Guarantees do not violate any Texas laws or regulations.

The foregoing opinions are limited to the laws of the State of Texas, and we express no opinion as to the effect of the laws of any other jurisdiction. The law covered by our opinions consists of the statutes, the judicial and administrative decisions, and the rules and regulations of agencies of the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We also hereby consent to Ropes & Gray LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing. This opinion letter, however, may not be relied upon by any person other than Ropes & Gray LLP. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Very truly yours,

THOMPSON & KNIGHT, LLP

/s/ Thompson & Knight, LLP